UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                       8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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        Date of Report (Date of earliest event reported): January 6, 1998

                       MEDICAL INDUSTRIES OF AMERICA, INC.
             (Exact name of registrant as specified in its Charter)

           FLORIDA                    0-20356                    65-0158479
(State of other jurisdiction    (Commission file no.)         (IRS Employer ID
      of incorporation)                                            Number)

        1903 S. CONGRESS AVENUE, SUITE 400, BOYNTON BEACH, FLORIDA 33426
                    (Address of principal executive offices)

        Registrant's telephone number, including area code: 561-737-2227

Item 2. Acquisition and Disposition of Assets

  (a) Description of Acquisitions

      On January 6, 1998, the Company through MIOA Acquisition Company I, Inc. (a wholly owned subsidiary of Medical Industries of America) entered into an Exchange agreement effective December 31, 1997, with Global Air Rescue, Inc. The Company received 100% of the outstanding stock of Global Air Rescue, Inc. for restricted common shares of the Company. The number of shares to be issued is based on the difference between the appraised value of owned aircraft and related liabilities divided by $1.50 per share.

      On January 6, 1998, the Company through MIOA Acquisition Company I, Inc. entered into an Exchange agreement, effective December 31, 1997, with Global Air Charter, Inc. The Company received 100% of the outstanding stock of Global Air Charter, Inc. for 1,432,000 shares of the Company's restricted common stock.

      The Company entered into employment agreements with two of the original shareholders providing them with an option to acquire up to 49% of the outstanding stock in MIOA Acquisition Company I, Inc. at 85% of the book value determined at the time an IPO is undertaken.

      On January 6, 1998, the Company through MIOA Acquisition Company II, Inc. (a wholly owned subsidiary of Medical Industries of America) entered an Exchange Agreement, effective December 31, 1997, to purchase a 51% interest in Clearwater Jet Center, Inc. in exchange for 3,000 shares of the MIOA's restricted common stock.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

      (a) Financial statements of the businesses acquired, prepared pursuant to Rule 3.05 of Regulation S-X will be filed within 60 days in accordance with Item 7(a)4.

      (b) Pro Forma financial information required pursuant to Article II of Regulation S-X will be filed within 60 days in accordance with Item 7(a)4.

      (c)   Exhibits

Exhibit Number               Description
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      2     Share Exchange Agreement between MIOA Acquisition Company I, Inc.
            and Global Air Rescue, Inc.

      2.1 Share Exchange Agreement between MIOA Acquisition Company I, Inc. and Global Air Charter, Inc.

      2.2 Share Exchange Agreement between MIOA Acquisition Company II, Inc. and Clearwater Jet Center, Inc.

      2.3   Employment agreement with Chris Doscher

      2.4   Employment agreement with Blaise Sciarra